UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

HOOKIPA PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38869	81-5395687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York		10118
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001	HOOK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On December 11, 2020, HOOKIPA Pharma Inc., a Delaware corporation (the “Company”) filed a Certificate of Designation of Series A Convertible Preferred Stock with the Delaware Secretary of State (the “Certificate of Designation”) that has the effect of designating 2,978 shares of preferred stock as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

Each share of Series A Preferred Stock is convertible into 1,000 shares of the Company’s common stock at any time at the option of the holder, provided that the holder will be prohibited, subject to certain exceptions, from converting Series A Preferred Stock into shares of the Company’s common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of the Company’s common stock then issued and outstanding, which percentage may be changed at the holder’s election to any other number less than or equal to 19.99% upon 61 days’ notice to the Company. In the event of a liquidation, dissolution or winding up of the Company, holders of Series A Preferred Stock will receive a payment equal to $0.001 per share of Series A Preferred Stock before any proceeds are distributed to the holders of the common stock. In the event of a merger, consolidation, exchange offer or similar other transaction, the holders of the Series A Preferred Stock, will receive the same consideration as the holders of the Company’s common stock, upon conversion of the Series A Preferred Stock. Shares of Series A Preferred Stock will generally have no voting rights, except as required by law and except that the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock will be required to amend the terms of the Series A Preferred Stock.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the Certificate of Designation, which is filed hereto and incorporated herein by reference as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Series A Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOOKIPA Pharma Inc.

Date: December 11, 2020	By:	/s/ Jörn Aldag
Jörn Aldag
Chief Executive Officer
(Principal Executive Officer)

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